CONVERTIBLE PROMISSORY NOTE

$[ ]	San Diego, California	Dated: March 15, 2024

FOR VALUE RECEIVED, the undersigned, Axim Biotechnologies, Inc., a Nevada corporation (“Debtor”), promises to pay to the order of [       ] (“Holder”), at the address of Holder, or such other place as Holder may designate in writing, the principal amount of [    ], together with interest on the unpaid principal balance from time to time outstanding, computed on the basis of a three hundred sixty (360) day year and compounded on a yearly basis at a rate equal to Four and One Quarter Percent (4.25%) per annum (the “Interest Rate”).

1.Payment of Principal and Interest.  From the date of this Convertible Promissory Note (the “Note” or), interest shall accrue until March 1, 2034 (the “Maturity Date”) at which time all principal and interest accrued thereon shall be due and payable in United States currency.

2.         Prepayment. Debtor shall not be permitted to prepay this Note without the express written consent of Holder, which consent Holder may withhold in Holder’s sole and absolute discretion.

3.Conversion of Note.

(a)Holder of this Note has the right, subject to the conditions set forth herein, to convert this Note into fully paid and nonassessable shares of Debtor’s common stock ("Common Stock") as follows:

(i) no conversion of this Note shall be permitted prior to the two-year anniversary of the date of this Note (the "Non-Conversion Period"): and

(ii) following the Non-Conversion Period the Holder may convert up to one-fourth of the face value of this Note at the Conversion Price, and all interest accrued upon such one-fourth, every year until the entire Note has been converted (the "Annual Conversion Right"). The Annual Conversion Right is not cumulative. The number of shares of Common Stock into which this Note may be converted ("Conversion Shares") shall be determined by dividing the aggregate principal amount being tendered for conversion including interest accrued thereon by the Conversion Price in effect at the time of such conversion.  The initial Conversion Price shall be equal to $0.02.

(iii) if at any time after the six-month anniversary, and before the end of the Non-Conversion Period set forth in (ii) above, the Common Stock of Debtor closes at or above $0.20 for 30 consecutive trading days (the "Premium Period"), the Non-Conversion Period shall be accelerated to be deemed ended on the last day of the Premium Period.

Notwithstanding the foregoing, Holder shall not be permitted to convert the Note, or portion thereof, if such conversion would result in beneficial ownership by Holder and his affiliates of more than 4.9% of the Debtor’s outstanding Common Stock as of the date of conversion.

(b)If Holder desires to exercise his conversion rights under this Note he may do so by delivering a conversion notice in similar form and substance as the conversion notice attached hereto as “Attachment 1” at the Debtor’s principal corporate office.

(c)No fractional shares shall be issued upon conversion. The amount of shares to be issued upon conversion shall be rounded to the nearest whole share amount.

            (d)        As promptly as practicable after the conversion of this Note, the Debtor at its expense will issue and deliver to Holder of this Note a certificate or certificates for the number of shares of Common Stock issuable upon such conversion.

4.Conversion Price Adjustments.

(a)In case at any time the Common Stock outstanding shall be combined into a lesser number of shares, whether by reclassification or reduction of capital stock, and whether referred to as a “reverse split” or otherwise (a “Share Reduction Event”), then the Conversion Price shall be proportionately increased by multiplying the Conversion Price immediately preceding a Share Reduction Event by the sum of (i) the number of shares of Common Stock outstanding immediately prior to a Share Reduction Event divided by (ii) the number of shares of Common Stock outstanding immediately following such Share Reduction Event.

(b)  In case at any time any Common Stock shall be issued, or be deemed to have been issued, as a dividend on outstanding Common Stock or shall be issued upon subdivision, reclassification, recapitalization, whether referred to as a “stock split” or otherwise (a “Share Increase Event”), then the Conversion Price shall be proportionately decreased by multiplying the Conversion Price immediately preceding a Share Increase Event by the sum of (i) the number of shares of Common Stock outstanding immediately prior to a Share Increase Event divided by (ii) the number of shares of Common Stock outstanding immediately following such Share Increase Event.

5.Event of Default.  Each of the following shall constitute an Event of Default under this Note:

(a) Debtor fails to make any payment when due on this Note.

(b)Debtor fails to promptly deliver Conversion Shares to Holder following receipt of a valid conversion notice.

(c)Upon any assignment by Debtor for the benefit of creditors, or filing by or against Debtor of a petition in bankruptcy, or adjudication of Debtor as bankrupt or insolvent, or filing by or against Debtor of any petition or answer seeking for Debtor any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or filing any answer admitting or failing to deny the material allegations of a petition filed against it for any such relief, or seeking or consenting to or acquiescing in the appointment of any trustee, receiver or liquidator of itself or of all or any substantial part of its properties, or its directors or stockholders taking any action looking to its dissolution or liquidation.

6.Holder's Rights.  Upon an Event of Default, Holder may declare the entire unpaid principal balance on this Note together with interest on any unpaid balance immediately due, without notice, and then Debtor will pay that amount.

If any Event of Default occurs, neither the failure of Holder to promptly exercise his right to declare the outstanding principal of and accrued and unpaid interest on this Note to be immediately due and payable, nor the failure of Holder to exercise any other right or remedy that it may have for default, nor the acceptance by Holder of late payments, nor the failure of Holder to demand strict performance of any obligation of Debtor hereunder, shall constitute a waiver of any such rights while such default continues, nor a waiver of such rights in connection with any future default on the part of Debtor.

Furthermore, acceptance by Holder of partial payments following due acceleration of the indebtedness evidenced hereby shall not constitute a waiver by Holder of the acceleration of such indebtedness.

7.Sale, Assignment or Transfer of Note.  The Holder of this Note may not sell, assign, transfer, pledge or hypothecate this Note at any time.

8.Maximum Rate.  All agreements which either are now or which shall become agreements between Debtor and Holder are expressly limited so that in no contingency or event whatever, whether by reason of deferment or advancement of the indebtedness represented by this Note, acceleration of the maturity date of this Note, or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of the indebtedness evidenced by this Note exceed the maximum amount of interest permissible under applicable law.  If at any time, from any circumstance whatsoever, fulfillment of any provision of this Note or any other agreement between Debtor and Holder shall result in or involve payments or performance which would exceed the maximum legal interest rate, then ipso facto, the obligation to be fulfilled shall be reduced so as not to exceed such maximum legal interest rate.

9.Waiver.  No delay or omission on the part of any holder hereof in exercising any right or option herein given to such holder shall impair such right or option to be considered as a waiver thereof or acquiescence in any default hereunder.  Debtor hereby waives any applicable statute of limitations, presentment, demand for payment, protest and notice of dishonor.

10.Cumulative.  Holder's rights and remedies under this Note and applicable law shall be cumulative and not in the alternative.

11.Governing Law and Venue.  This Note is and shall be governed by and construed and enforced in accordance with the laws of the State of California without application of conflict of laws principles. Sole and proper venue and jurisdiction for any dispute arising out of or relating to this Note shall be San Diego County Superior Court in San Diego, California.

12.Successors.  The provisions of this Note shall inure to the benefit of Holder's successors and assigns, and are binding on Debtor's successors.

13.Time of Essence.  Time is of the essence under this Note.

14.Severability.  Should any one or more of the provisions of this Note be determined to be illegal or unenforceable, such provision(s) shall (i) be modified to the minimum extent necessary to render it valid and enforceable, or (ii) if it cannot be so modified, be deemed not to be a part of this Note and shall not affect the validity or enforceability of the remaining provisions.

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IN WITNESS WHEREOF the parties have entered into this Convertible Promissory Note as of the date first above written.

DEBTOR: AXIM Biotechnologies, Inc. a Nevada Corporation ________________________________________ By: Robert T. Malasek Its: CFO	HOLDER: ________________________________________ [ ]

ATTACHMENT 1

CONVERSION NOTICE

Axim Biotechnologies, Inc..                             Date: __________________

Attn: Robert T. Malasek, CFO

CONVERSION NOTICE

Holder hereby gives notice to Axim Biotechnologies, Inc., a Nevada corporation (the “Company”), pursuant to that certain Convertible Promissory Note, face value $_____________, dated February __, 2024, made by the Company in favor of Holder (the “Note”), that Holder elects to convert the portion of the Note balance set forth below into fully paid and non-assessable shares of the Company’s regular common stock as of the date of conversion specified below.  Said conversion shall be based on the Conversion Price set forth below.

A.Date of conversion: __________________________

B.Conversion Amount: _________________________

C.Conversion Price: ____________________________

D.Conversion Shares: ___________________________ (B divided by C)

E.Remaining Outstanding Balance of Note: $____________________ including interest accrued thereon of $_____________ as of the date of this Conversion Notice.

Sincerely,

HOLDER'S NAME

By: __________________________